OPINION OF FARELLA BRAUN & MARTEL LLP
EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Ravenswood Winery, Inc. of our report dated August 11, 2000, appearing in their annual report of Form 10-KSB for the year ended June 30, 2000, as filed with SEC on September 28, 2000, pursuant to Section 13(a) of the Securities Act of 1933, as amended (the "Securities Act").


Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
October 29, 2000


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